Exhibit 99.3

SWAT Closes Acquisition of Vizer/Avurt, Elects New Board Members

Acquisition will broaden SWAT’s reach into the security market by expanding security solutions for segments such as transportation, commercial facilities and non-lethal personal protection devices

Westminster, Colo., January 4, 2007 — Security With Advanced Technology, Inc. (Nasdaq: SWAT and SWATW) announced that it has completed its acquisition of Vizer Group, Inc. (Vizer”) and Vizer’s wholly-owned subsidiary, Avurt International, Inc. (“Avurt”). As consideration, SWAT has issued Vizer / Avurt shareholders approximately 800,000 shares of SWAT newly-issued, restricted common stock. Up to an additional 533,333 shares of newly-issued, restricted common stock are issuable subject to the terms of an earn-out contingent upon the achievement of specified future revenue and operating thresholds.

SWAT’s shareholders approved the terms of the acquisition on December 28, 2006. Pursuant to the terms of the merger agreement, Scott Sutton was appointed the president of SWAT and elected to the company’s board of directors. In addition, David Welch has agreed to become a director of the company and was appointed the chairman of SWAT’s Audit Committee.

“The acquisition of Vizer / Avurt broadens SWAT’s reach into the security market and is a significant step in SWAT’s vision to expand its security solutions for large market segments, including rapidly launching the non-lethal personal protection device,” said Scott Sutton, President of SWAT. “SWAT’s increased product portfolio will provide incremental revenue opportunities by offering safety and security solutions for people, facilities, and transportation.”

“There is a unique and compelling fit between SWAT, Vizer and Avurt,” said Tom Marinelli, Chief Executive Officer of SWAT. “Since we signed our merger agreement, we have made excellent progress on integrating the two companies and seen significant advancement in our ShiftWatch software. We’ve also taken major strides in patenting and producing our Avurt launchers. We anticipate delivery of our first personal protection products at the end of the first quarter in 2007. We are excited about the combined market opportunities and the combining of our talented people.”

SWAT’s patent-pending Avurt line of personal protection products are new and innovative non-lethal devices designed for its existing agency customers and will also be marketed to consumers for personal protection. SWAT expects the line of products to be more durable, smaller and lighter than the current options sold in the market today and they will address a much larger audience due to their features than any product sold along these lines to date.

“We have several new products and technologies scheduled to be released in 2007,” said Sutton. “We intend to utilize our proprietary technology to offer a number of products covering multiple market segments. Following the initial release of the launcher, the Avurt line is anticipated to be expanded in different configurations with multiple options and price points.”

SWAT will initially distribute its Avurt products focusing on the market segments of: consumers, security personnel, law enforcement, animal control officers, delivery personnel, pet owners wishing to protect their pets, campers, bikers, and hikers. SWAT also expects to serve its customers’ needs and generate revenue from follow-on consumable sales of projectiles and air canisters that are required with each usage of the launcher. Upon completion of final prototypes and commencing manufacturing, SWAT expects to begin pre-sales at the end first quarter of 2007 through an aggressive marketing campaign including on-line sales initiatives.

SWAT: About the Divisions

Avurt distributes and produces non-lethal personal protection devices and compliance products currently in use by federal and state agencies. The new devices when completed will be laser aimed and fire a projectile up to 60 feet away that breaks on impact dispersing a cloud of potent pepper based powder causing a severe debilitating reaction in the target area, effective on most humans and animals.

Vizer specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems. With a focus on network centric technology and hosted services, Vizer developed a unique proprietary “e-Link” solution which is built around a web hosted software platform and a unique network based device providing business customers complete control over access, alarms, and video systems remotely through a secure and easy-to-use website. This product is sold primarily on the basis of a monthly service fee thereby creating recurring revenue.

ShiftWatch® is a product line of mobile digital video surveillance solutions for public transportation and general security applications. SWAT’s full motion, high resolution video system utilizes patent pending video streaming technology and GPS synchronization capabilities to provide agencies with data security and reliability. SWAT’s open, standards based architecture, facilitates interoperability, easing management of the information and communication complexities and leveraging customers’ investment in the future. The current TVS 300 product containing significant software and feature enhancements was released in the fourth quarter of 2006. Recent quality testing indicates that the latest version is experiencing hardware related supply challenges delaying several installations caused by a third party vendor. The Company is actively attempting to mitigate this situation using all means available to it to resolve this problem. This will affect revenues previously expected to begin in the fourth quarter of 2006.

About Security With Advanced Technology, Inc.
Security With Advanced Technology, Inc. is a leading provider of mission critical high tech security products and services, which include non-lethal personal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions. SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments. For additional information visit www.swat-systems.com or call the corporate headquarters at (800) 498-7965. Information on SWAT’s website does not comprise a part of this press release.

This press release includes “forward looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including the company’s ability to integrate the recent acquisitions, implement the Vizer and Avurt business plans, increase sales of its products, and enhance, execute and protect its technological capabilities, the efficacy of the company’s products and technologies, whether the company will be able to release its new products as planned in 2007, and whether the company will resolve its supply chain issue for its ShiftWatch product, among others. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

CONTACT:

Kirsten Hamling or Meme Moore - 303-302-2150
Traction Communications

Scott Sutton (720) 227-0370 or
Greg Pusey (303) 722-4008
Security With Advanced Technology, Inc.